SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): March 1, 2005

                            TECHNE CORPORATION
             (Exact Name of Registrant as Specified in Charter)


       Minnesota                     0-17272             41-1427402
(State or Other Jurisdiction       (Commission         I.R.S. Employer
of Incorporation)                  File Number)      Identification No.)

                614 Mckinley Place NE
                   Minneapolis, MN                       55413
       (Address of Principal Executive Offices)       (Zip Code)

     Registrant's telephone number, including area code:  (612) 379-8854

                              Not Applicable
      (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













Item 1.01  Entry into a Material Definitive Agreement

Attached as Exhibit 99.1 is a copy of the press release issued by Techne Corporation (the "Company") on March 2, 2005, announcing the repurchase of approximately 2.9 million shares of common stock for $100 million. The transaction was completed through a financial intermediary pursuant to an accelerated share buyback ("ASB") program. The shares were purchased at an initial price of $34.45 per share, subject to a market price adjustment provision expected to be settled in December 2005. At the end of the settlement period, the Company will receive or pay the price adjustment based on the volume weighted average price of the shares traded on the Nasdaq prior to the settlement date. Approximately two-thirds of the shares purchased pursuant to the ASB program are subject to a collar, which effectively sets a minimum and maximum price the Company will be obligated to pay for such shares. The collar was established in exchange for an upfront payment.



Item 9.01  Financial Statements and Exhibits

   a.  Not applicable.

   b.  Not applicable

   c.  Exhibits

     99.1 Press release of Techne Corporation dated March 2, 2005.




                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 3, 2005                  TECHNE CORPORATION

                                      By: /s/ Thomas E. Oland
                                      ---------------------------
                                      Name: Thomas E. Oland
                                      Title: President and Chief
                                        Executive Officer